Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voyager Learning Company

We consent to incorporation by reference in the registration statements (Nos. 33-99982, 333-48425, and 333-93099) on Form S-8 of Voyager Learning Company (formerly known as ProQuest Company) and in the registration statement (No. 333-59450) on Form S-3 of Voyager Learning Company of our reports dated August 31, 2007 with respect to the consolidated balance sheets of Voyager Learning Company and subsidiaries as of December 31, 2005 and January 1, 2005, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the fiscal 2005 annual report on Form 10-K of Voyager Learning Company.

Our report dated August 31, 2007 included an emphasis paragraph which indicated that Voyager Learning Company has restated previously issued financial statements as of January 1, 2005 and for each of the years in the two-year period ended January 1, 2005.

Our report dated August 31, 2007 on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 expresses our opinion that management’s assessment of the effectiveness of internal control over financial reporting is fairly stated and Voyager Learning Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the existence of a number of material weaknesses resulted in more than a remote likelihood that a material misstatement of Voyager Learning Company’s annual or interim financial statements would not be prevented or detected in various account balances.

Our report dated August 31, 2007 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Voyager Learning Company excluded recently acquired entities, Voyager Expanded Learning, Inc. and Syncata Corporation, from its assessment of the effectiveness of internal control over financial reporting. Our audit of internal control over financial reporting also excluded an evaluation of the internal control over financial reporting of Voyager Expanded Learning, Inc. and Syncata Corporation.

/s/ KPMG LLP
Detroit, Michigan

August 31, 2007